UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 15, 2018, The Business Bank of St. Louis, the wholly owned subsidiary bank of Business Bancshares, Inc. issued a letter to customers regarding the announced merger agreement between Business Bancshares, Inc. and Stifel Financial Corp. (“Stifel”). A copy of the letter is filed as Exhibit 99.1 hereto and is incorporated by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this report not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this report are subject to risks and uncertainties that could cause Stifel’s actual results to differ materially from those expressed in or implied by the statements. Material factors and assumptions could cause actual results to differ materially from current expectations. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the costs or effects of acquisitions or dispositions Stifel may make, whether Stifel is able to obtain any required governmental approvals in connection with any such acquisitions or dispositions, and/or Stifel’s ability to realize the contemplated financial or business benefits associated with any such acquisitions or dispositions; the ability to successfully integrate acquired companies or branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission (the “SEC”). Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information

Investors and security holders are urged to carefully review and consider each of Stifel’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its Current Reports on Form 8-K, and its Quarterly Reports on Form 10-Q. The documents filed by Stifel with the SEC may be obtained free of charge through a link on Stifel’s website at www.stifel.com or on the SEC website at www.sec.gov. These documents may also be obtained free of charge from Stifel by requesting them in writing to Stifel Financial Corp., 501 N. Broadway, St. Louis, Missouri 63102, Attention: Joel Jeffrey, or by telephone at (212) 271-3610.

In connection with the proposed transaction, Stifel intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of Business Bancshares, Inc. and a prospectus of Stifel., and Stifel will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Stifel and Business Bancshares, Inc. are urged to carefully read the entire registration statement, proxy statement and prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Business Bancshares, Inc. seeking the required shareholder approvals. Investors and security holders will be able to obtain the registration statement, the proxy statement and the prospectus free of charge from the SEC’s website or from Stifel by writing to the address set forth in the paragraphs above and from Business Bancshares, Inc. at 8000 Maryland Avenue, Clayton, Missouri 63105.

Proxy Solicitation

Stifel and Business Bancshares, Inc., and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of Business Bancshares, Inc. in connection with the proposed transaction. Information about the directors and executive officers of Stifel and their ownership of Stifel common stock is set forth in Stifel’s Proxy Statement for the 2018 Annual Meeting of Shareholders filed with the SEC. Information about the directors and executive officers of Business Bancshares, Inc. is available on The Business Bank of St. Louis’s website. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement and prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	The Business Bank of St. Louis customer letter dated May 15, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: May 15, 2018	By:	/s/ James M. Zemlyak
	Name:	James M. Zemlyak
	Title:	President and Chief Financial Officer